UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 22, 2011

VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406

Seattle, Washington 98101

           (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Amendment 2 to Securities Purchase Agreement with Seaside 88 Advisors, LLC (“Seaside”)

On December 23, 2010, Visualant, Inc. (“Visualant” or the “Company”) entered into a Securities Purchase Agreement (“Agreement”) with Seaside pursuant to which Seaside agreed to purchase restricted shares of the Company’s common stock from time to time over a 12-month period, provided that certain conditions are met.

On April 22, 2011, the Company entered into a Second Amendment to the Agreement (“Amended Agreement”). Under the Amended Agreement, Seaside’s beneficial ownership of the Company’s common stock was increased and will not exceed 9.99%. Also, Seaside’s Share Amount shall mean the number of Shares to be purchased at a Closing, such number to be equal to the lesser of (a) ten percent (10%) of the total number of shares of Common Stock traded during normal hours during the twenty (20) Trading Days immediately preceding such Closing, as reported by Bloomberg Financial Markets, and (b) 700,000 Shares.

The Amended Agreement will increase funding provided by Seaside.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment 2 to Securities Purchase Agreement by and between Visualant, Inc. and Seaside 88 Advisors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott, CFO

April 27, 2011

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Amendment 2 to Securities Purchase Agreement by and between Visualant, Inc. and Seaside 88 Advisors, LLC.